                                                                 EXHIBIT h(4)(e)

                                AMENDMENT NO. 4
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT


         This Amendment, dated as of December 29, 1999, is made to the Master Administrative Services Agreement, (the "Agreement"), as amended, dated May 1, 1998, by and between A I M Advisors, Inc. (the "Administrator") and AIM Variable Insurance Funds, Inc. (the "Company") to add the following Fund to the provisions of the agreement:

                  AIM V.I. Dent Demographic Trends Fund

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed by their officers designated below, as of the day and year first above written.



                                             A I M ADVISORS, INC.





Attest: /s/ NANCY L. MARTIN                  By: /s/ ROBERT H. GRAHAM
       -----------------------                  -------------------------------
       Assistant Secretary                       President

                                             AIM VARIABLE INSURANCE FUNDS, INC.


Attest: /s/ NANCY L. MARTIN                  By: /s/ ROBERT H. GRAHAM
       -----------------------                  -------------------------------
       Assistant Secretary                       President